Execution Version

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of November 3, 2010, by and among Hyperdynamics Corporation, a corporation organized under the laws of the State of Delaware, with its principal offices at 12012 Wickchester Lane, Suite 475, Houston, Texas 77079 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer,” and collectively, the “Buyers”).

WHEREAS:

A.    The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.    Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be 15,000,000 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”).

C.    Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Common Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF COMMON SHARES

(a)           Purchase of Common Shares.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), the number of Common Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Closing”).

(i)           Closing.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Houston, Texas time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below at the offices of the Company or at such other location as mutually agreed upon by the parties hereto.

(ii)           Purchase Price.  The aggregate purchase price for the Common Shares to be purchased by each such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite each Buyer’s name in column (4) of the Schedule of Buyers.

(b)           Form of Payment.  On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Common Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Buyer the Common Shares (allocated in the amounts as such Buyer shall request) which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a)           No Public Sale or Distribution.  Such Buyer is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and that such Buyer has no present intention of selling, granting any participation in or otherwise distributing the same except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents (as defined in Section 3(b)), except as provided in Section 2(m).  Such Buyer is acquiring the Common Shares hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement, contract, undertaking, arrangement or understanding, directly or indirectly, with any Person (as defined in Section 3(s)) to distribute any of the Common Shares.

(b)           Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and that such Buyer shall submit to the Company such additional information as may be reasonably requested by the Company to establish such Buyer’s status as such.

(c)           Reliance on Exemptions.  Such Buyer understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Common Shares.

(d)           Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the Transaction Documents, the exhibits and schedules attached thereto and the transactions contemplated by the Transaction Documents, as well as the Company’s business, management and financial affairs, which questions were answered to its complete satisfaction.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.  Such Buyer understands that its investment in the Common Shares involves a high degree of risk and acknowledges that it is able to afford a complete loss of such investment.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares.

(e)           No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(f)           Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company and its legal counsel, to the effect that such Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, including, without limitation, the exemptions provided by Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)           Legends.  Such Buyer understands that until such time as the resale of the Common Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, except as set forth below, the certificates or other instruments representing the Common Shares, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Common Shares are registered for resale under the 1933 Act, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company and its legal counsel, in a form reasonably acceptable to the Company and its legal counsel, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the 1933 Act including, without limitation, the exemption provided by Rule 144.  Notwithstanding the above, the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped upon the request of such holder on or after the six month anniversary of the closing date consistent with and pursuant to the requirements of Rule 144.

(h)          Validity; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)           No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, or (iv) require the consent, approval, authorization, order of or any filing, registration or qualification with, any court, governmental authority or third Person, except in the case of clauses (ii)  (iii) and (iv) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)           Investment Risk.  Such Buyer understands that its investment in the Common Shares involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile and that no representation is being made as to the future value or trading volume of the Common Shares.  Such Buyer has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares and has the ability to bear the economic risks of an investment in the Common Shares.

(k)           Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(l)           Organization; Authorization.  Such Buyer is duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which it is organized and has the requisite organizational power and authority to carry on its business as now being conducted.  Such Buyer has the requisite organizational power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

(m)          Certain Trading Activities.  Neither such Buyer, nor any affiliate, foreign or domestic, of Buyer, which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments and (z) is subject to such Buyer’s review or input concerning such affiliate’s investments or trading (collectively, "Trading Affiliates") has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer or Trading Affiliate, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) since the date that such Buyer was first contacted by the Company or any Person acting on their behalf regarding the investment in the Company contemplated by this Agreement.  For purposes of this Section, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the 1934 Act (as defined in Section 3(f) below) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement.  Such Buyer covenants that neither it, nor any Person acting on its behalf or pursuant to any understanding with it, will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company by means of filing a Current Report on Form 8-K.

(n)          [Intentionally Omitted.]

(o)          Rule 144.  Such Buyer acknowledges that the Common Shares must be held unless subsequently registered under the 1933 Act or an exemption from such registration is available.  Such Buyer is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the availability of certain current public information about the Company, and, if applicable, the resale occurring not less than six months after a party has purchased and paid for the security to be sold.  Such Buyer understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that Persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such Persons and the brokers who participate in the transactions do so at their own risk.

(p)          Brokers or Finders.  The Company will not incur, directly or indirectly, as a result of any action taken by such Buyer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Documents.

(q)          Tax Advisors.  Such Buyer has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents.  With respect to such matters, such Buyer relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.  With the exception that the Company shall be responsible for the taxes as described in Section 3(dd) herein, such Buyer understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

(r)           General Solicitation.  Such Buyer is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)           Organization and Qualification.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to carry on its business as now being conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts its business in a manner or to an extent that would require such qualification, other than such failures to be so qualified or in good standing as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries (as defined below), taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  Each Subsidiary of the Company has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as currently operated and conducted, and is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.  As used herein, “Subsidiary” means (A) any entity of which the Company (either alone or through or together with one or more of its Subsidiaries) owns or holds, directly or indirectly, through one or more intermediaries, more than 50% of the stock or other equity interests of such entity and such entity is an entity which is required to be disclosed in Exhibit 21 of the Company’s SEC Documents (defined below) under Item 601 of Regulation S-K, (B) any entity of which stock or other equity interests having the power to elect a majority of that entity’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of such entity, are held or owned, directly or indirectly, through one or more intermediaries, by the Company (either alone or through or together with one or more of its Subsidiaries), or (C) any entity, the operations of which are consolidated or combined with the Company, pursuant to generally accepted accounting principles (“GAAP”), for financial reporting purposes.

(b)          Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Common Shares in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(c)           Issuance of Common Shares.  The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issuance thereof other than liens or encumberances created by or imposed upon the Buyers; provided, however, that the Common Shares are subject to restrictions on transfer under U.S. state and federal securities laws as provided herein and in the Registration Rights Agreement, and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Common Shares is exempt from registration under the 1933 Act.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) and will not (i) result in a violation of the Amended and Restated Certificate of Incorporation, as amended, or the By-laws of the Company, or any certificate of incorporation, certificate of formation, any certificate of designations, bylaws or other constituent documents of any of its Subsidiaries, each as in effect on the date hereof, or any capital stock of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except, in each case, for such conflicts, defaults or events of default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) except as would not reasonably be expected to result in a Material Adverse Effect, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NYSE Amex (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)           Consents.  Except for (i) an additional listing application with the Principal Market, (ii) the 8-K Filing (as defined in Section 4(h)), (iii) the Registration Statement (as defined in the Registration Rights Agreement), (iv) the reports or notices required under Regulation D and any related state “Blue Sky” filings required to be filed with respect to the Common Shares pursuant to the Registration Rights Agreement and (v) the receipt of a declaration of the effectiveness of the Registration Statement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, in each case, in accordance with the terms hereof or thereof.  The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence required to be obtained or effected.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)           Acknowledgment Regarding Buyer’s Purchase of Common Shares.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) to the Company’s Knowledge, an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 of the 1933 Act) or (iii) to the Knowledge of the Company, based solely on a review of available public filings on Schedule 13D or Schedule 13G and without taking into account the purchase of the Common Shares hereunder by such Buyer, a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Common Shares.  The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on an independent evaluation by the Company and its representatives.  As used herein, “Knowledge” means, with respect to the Company, the actual knowledge of any executive officer of the Company.

(g)           No General Solicitation; No Placement Agent.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares.  Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Common Shares.

(h)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Common Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Common Shares to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Common Shares under the 1933 Act or stockholder approval under applicable stockholder approval provisions.

(i)           SEC Documents; Financial Statements.  Since January 1, 2010, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing, including all amendments thereto, filed since January 1, 2010, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective filing dates, the SEC Documents complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and the SEC Documents, when taken together, at the time they were filed with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes, may be subject to customary year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(j)           Absence of Certain Changes.  Other than as set forth in the Company’s SEC Documents, since June 30, 2010, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

(k)           No Undisclosed Events, Liabilities, Developments or Circumstances.  Except for the offering and sale of the Common Shares, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations, condition (financial or otherwise) or results of operations, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(l)           Conduct of Business; Regulatory Compliance.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation in any material respects of any of the rules, regulations or requirements of the Principal Market and has no Knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

(m)          Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in the course of its actions for, or on behalf of, the Company, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

(n)           Sarbanes-Oxley Act.  The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof that the Company is required to be in compliance with, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof that the Company is required to be in compliance with.

(o)           Transactions With Affiliates.  Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, none of the officers or directors of the Company or any of its Subsidiaries is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors), which is, taken individually or in the aggregate with other unreported transactions, material, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(p)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (x) 250,000,000 shares of Common Stock, of which as of the date hereof, 109,031,661 shares are issued and outstanding, 9,500,000 shares are reserved for issuance pursuant to the Company’s equity incentive plan of which options to purchase 7,570,000 shares of Common Stock are outstanding and 6,017,052 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (y) 20,000,000 shares of preferred stock, $0.001 par value per share, of which as of the date hereof, 1,945 shares of Series A convertible preferred stock are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as set forth above in this Section 3(p): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; and (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares; and (vi) except for the Company’s equity incentive plans, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company has filed as exhibits to the SEC Documents true, correct and complete copies of the Company’s  Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-Laws, as amended and as in effect on the date hereof (the “Bylaws”), and the material terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(q)           Indebtedness and Other Contracts.  Except as set forth in the Company’s SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, or (iii) is in violation of any term of or in default under any contract, agreement or instrument, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect.  The material terms of any such outstanding Indebtedness are described in the SEC Documents.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all Indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as a financing, in either case, with respect to any property or assets acquired with the proceeds of such Indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all Indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such Indebtedness, and (H) all Contingent Obligations in respect of Indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(r)           Absence of Litigation.  Except as would not reasonably be expected to have a Material Adverse Effect, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors.

(s)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)           Employee Relations.

(i)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are generally satisfactory.  No executive officer of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  To the Knowledge of the Company, no executive officer of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, non-competition agreement, or any other agreement containing restrictive covenants with respect to his or her employment, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any such matters.

(ii)          The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u)           Title.  The Company and its Subsidiaries do not own any real estate property.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except for (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation or similar laws and (iv) liens and encumbrances which do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)           Intellectual Property Rights.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as conducted on the date of this Agreement.  To the Knowledge of the Company, no product or service of the Company or its Subsidiaries infringes the Intellectual Property Rights of others.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company has not received notice of any claim being made or brought, or to the Knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding (i) its Intellectual Property Rights, or (ii) that the products or services of the Company or its Subsidiaries infringe the Intellectual Property Rights of others.  The Company is not aware of any facts or circumstances which might give rise to any of the foregoing claims.

(w)          Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x)           Subsidiary Rights.  The Company and each of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or each such Subsidiary.

(y)           Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no reasonable basis for any such claim.

(z)           Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain in all material respects a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains in all material respects disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  During the twelve months prior to the date hereof, neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(aa)         Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed and that otherwise would be reasonably likely to have a Material Adverse Effect.

(bb)        Investment Company Status.  The Company is not, and upon consummation of the sale of the Common Shares will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of  1940, as amended.

(cc)         Form S-3 Eligibility.  The Company is eligible to register the Common Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(dd)        Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all U.S. laws imposing such taxes will be or will have been complied with.

(ee)         Manipulation of Price.  The Company has not, and to its Knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Common Shares.

(ff)          Disclosure.  The Company confirms that neither it nor any Person acting on its behalf has provided any of the Buyers or their respective agents or counsel with any information that constitutes material, nonpublic information.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, when taken as a whole, together with all other information provided or available in the SEC Documents, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(gg)        Patriot Act/OFAC.  To the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (“Executive Order 13224”), (ii) engages in any dealings or transactions prohibited by Section 2 of such Executive Order 13224, or is otherwise associated with any such Person in any manner violative of Section 2 of Executive Order 13224, (iii) is a Person on the Specially Designated Nationals and Blocked Persons List administered by the U.S. Department of the Treasury’s Office Foreign Assets Control (“OFAC”), or (iv) has failed to comply, in any material respects, with the (a) Trading with the Enemy Act, as amended, and each of the rules, regulations and Executive Orders administered by OFAC (including but not limited to 31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism.

(hh)        Client Transferability.  The Company acknowledges that BlackRock Investment Management (UK) Limited (“BIM (UK)”) is purchasing the Common Shares on behalf of a number of underlying beneficial owners who have each appointed BIM (UK) to manage their assets under a discretionary investment management agreement (“Clients”).  Investments made by accounts under management by BIM (UK) will be held in the name of BIM (UK)’s nominee company.  Each of the Clients has different investment objectives and as a result from time to time BIM (UK) may reallocate its holdings of Common Shares to different Clients subject to the requirements of applicable securities laws.  The Company acknowledges that any such reallocation of Common Shares to different Clients does not breach any restriction on resale or transfer of shares contained in the Company’s Certificate of Incorporation, as amended, and Bylaws such reallocation being subject to the requirements of any applicable securities laws.

4.	COVENANTS.

(a)           Efforts.  Each party shall use its commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Common Shares as required under Regulation D.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date as the Buyers may reasonably request.  The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Common Shares (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not voluntarily terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d)           Use of Proceeds.  The Company will use the proceeds from the sale of the Common Shares for general corporate purposes, and not for redemption or repurchase of any of its or its Subsidiaries’ equity securities.  No part of the proceeds from the sale of the Common Shares hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (the “Board”) (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U. No part of the proceeds from the sale of the Common Shares will be used, directly or indirectly, for any payments to: (a) any person, entity or country on the SDN List or the Blocked Persons List administered by the OFAC and/or any other similar lists administered by OFAC pursuant to any authorizing statute, Executive Order or regulation; (b) the government of any country currently subject to an OFAC sanctions program; or (c) any governmental official or employee, political party, official of a political party, candidate for political office, anyone else acting in an official capacity, or any agent of any such individual or entity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e)           Financial Information.  The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system: (i) within five “Business Days” (as defined below) after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, or 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments thereto filed pursuant to the 1933 Act and  (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, substantially contemporaneously with the making available or giving thereof to its stockholders.  As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed.

(f)           Listing.  The Company shall secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the NYSE Amex prior to Closing and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall use its commercially reasonable efforts to maintain the Common Stock’s authorization for quotation on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)           Fees.  The Company shall be responsible for the payment of any fees associated with the private placement of the Common Stock pursuant to this Agreement (other than fees or commissions of Persons engaged by any Buyer or any Buyer’s investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, the reasonable costs and expenses of the Buyer’s legal counsel.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as set forth herein or as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Common Shares to the Buyers.

(h)           Disclosure of Transactions and Other Material Information.  On or before 9:30 a.m., Houston, Texas time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the Registration Rights Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that (A) the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release) and (B) such Buyer shall be entitled, without the prior approval of the Company, to make any public filings required by applicable law or regulation.  Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Registration Statement, as contemplated pursuant to the Registration Rights Agreement, unless such disclosure is required by law, regulation or the Principal Market.

(i)            Legend Removal.  On the six month anniversary of the closing date, the Company shall issue a certificate without the legend included in Section 2(g) upon the request of such holder and consistent with and pursuant to the requirements of Rule 144.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)           Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)          Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Common Shares being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)         The representations and warranties of each Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Buyer at or prior to the Closing Date.

6.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)           The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Common Shares (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)          Such Buyer shall have received an opinion of Patton Boggs LLP, special counsel for the Company, dated the Closing Date, in substantially the form of Exhibit B attached hereto.

(iii)         The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and certificates of the Secretary of State of the state or jurisdiction of incorporation, formation or organization of each of the Company’s significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) incorporated, formed or organized in the United States certifying the due incorporation, formation or organization and the good standing of such entities as of a date within ten (10) Business Days of the Closing Date.

(iv)        The Common Stock (I) shall be listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(v)         The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation, as amended, and (iii) the Bylaws, as amended, each as in effect at the Closing, in the form attached hereto as Exhibit C.

(vi)        The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit D.

(vii)       The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(viii)      The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Shares.

(ix)         The Common Shares to be delivered on the Closing Date to such Buyer shall have been approved for listing on the NYSE Amex, subject to official notice of issuance.

(x)          The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

7.            TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before five Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party other than for breach of this Agreement prior to its termination.

8.	MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase 100% of the amount of the Common Shares to be sold hereunder.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Common Shares then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Common Shares as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Hyperdynamics Corporation
12012 Wickchester Lane, Suite 475
Houston, TX 77079
Telephone:	(713) 353-9400
Facsimile:	(713) 353-9421
Attention:  Paolo Amoruso, Esq.

with a copy to:

Patton Boggs LLP
1801 California Street, Suite 4900
Denver, Colorado  80202
Telephone:	(303) 894-6169
Facsimile:	(303)894-9239
Attention:	Robert M. Bearman, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of 100% of the aggregate number of Common Shares issued and issuable hereunder.  A Buyer may not assign all or any portion of its rights under this Agreement or the other Transaction Documents without the prior written consent of the Company, provided, however, that a Buyer shall be permitted to assign its rights, in whole or in part, under this Agreement and the other Transaction Documents to any affiliate of such Buyer or any investment fund under common management who meets the suitability requirements set forth in this Agreement and who agrees in writing to be irrevocably bound by the terms of this Agreement and the other Transaction Documents.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Survival.  Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 shall survive the Closing and the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing until fully performed by the applicable party.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification.

(i)           In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Common Shares thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Common Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Shares, or (iii) the status of such Buyer or holder of the Common Shares as an investor in the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement~~.~~

(l)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)           Remedies.  Each Buyer and each holder of the Common Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o)           Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors (or has had the opportunity to seek advice from its own counsel and advisors).  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(p)           Currency.  As used herein, “Dollar,” “US Dollar” and “$” each mean the lawful money of the United States.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

[INSERT NAME OF BUYER (THAT IS AN ENTITY)]

By:

Name (printed):

Title:

Address:

Number of Common Shares:

Aggregate purchase price: $

Tax ID No.:

Contact Name:

Telephone:

Name in which the Common Shares should be registered (if different):

Relationship between the Buyer and the person or entity in whose name the Common Shares should be registered (if different):

Agreed to and Accepted by:

HYPERDYNAMICS CORPORATON

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

Signature:

Name (printed):

Address:

Number of Common Shares:

Aggregate purchase price: $

Tax ID No./SSN:

Contact Name:

Telephone:

Name in which the Common Shares should be registered (if different):

Relationship between the Buyer and the person or entity in whose name the Common Shares should be registered (if different):

Agreed to and Accepted by:

HYPERDYNAMICS CORPORATON

By:
Name:
Title: